Exhibit 10.8

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into this 9th day of September, 2020 (the “Effective Date”), by and between PRECISION INDUSTRIES, INC., a Pennsylvania corporation (the “Company”), and THOMAS SEDLAK (the “Executive”).

WHEREAS, the Company and the Executive are parties to the certain Employment Agreement dated July 14, 2020 (the “Employment Agreement”); and

WHEREAS, the Parties desire to amend the Employment Agreement on the terms and conditions as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Definitions.  Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Employment Agreement.

2.Amendments to Employment Agreement.  The Employment Agreement is hereby amended as follows:

a.The first sentence of Section 1 shall be amended and restated in its entirety to read as follows:

“The Executive’s employment hereunder shall be effective as of the date hereof (the “Effective Date”) and shall continue until December 31, 2025 (the “Termination Date”), unless terminated earlier pursuant to Section 5 of this Agreement.”

b.In Section 4.2, the defined term “Base EBITDA” shall be amended and restated in its entirety to read as follows:

“Base EBITDA” means, for the particular period described below:

Time Period	Base EBITDA
January 1, 2021 through December 31, 2021	$4,500,000

January 1, 2022 through December 31, 2022	*

January 1, 2023 through December 31, 2023	$7,400,000

January 1, 2024 through December 31, 2024	$8,200,000

January 1, 2025 through December 31, 2025	$8,800,000

____________________

* During the fourth calendar quarter of 2021, the Executive and the Live Ventures CEO shall meet and discuss in good faith and agree to the Base EBITDA for the period January 1, 2022 through December 31, 2022.

Any Annual Bonus is calculated incrementally and shall be payable on or before March 31 in the year immediately following the prior fiscal year.  For example purposes only, assume that during the 2024 calendar year, the Company generates $11.0 million of EBITDA. As a result, there is $2.8 million of EBITDA Excess.  The Executive would be entitled to an Annual Bonus equal to $345,000 ($100,000 plus $125,000 plus $120,000).  In the event that the Agreement is extended by mutual agreement pursuant to Section 1, each time the Agreement is extended, the Executive and the Live Ventures CEO shall meet any discuss in good faith any changes to the Base EBITDA for purposes of calculating Executive’s Annual Bonus.  If the Employment Term does not exceed 90 days after the Fifth Anniversary, Executive shall receive a pro-rated portion of the Annual Bonus.

3.Reference to Employment Agreement.  Upon the effectiveness of this Amendment, each reference in the Employment Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Employment Agreement, as amended by this Amendment

4.Effect of Amendment.  Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Employment Agreement, which shall remain in full force and effect.

5.Governing Law.  This Amendment, for all purposes, shall be construed in accordance with the laws of the State of Nevada without regard to conflicts of law principles.

6.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.Miscellaneous.  This Amendment expresses the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the parties.

8.Further Assurances.  Each Party agrees to take such further actions as the other shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

9.Electronic Execution and Delivery. A reproduction of this Amendment may be executed by one or more Parties hereto, and an executed copy of this Amendment may be delivered by one or more Parties hereto by electronic transmission pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party hereto, all Parties hereto agree to execute an original of this Amendment as well as any electronic or other reproduction hereof.

10.Representations. Executive hereby represents and warrants to the Company that the execution and delivery of this Amendment, and the performance of his obligations hereunder, are not in violation of, and do not and will not conflict with or constitute a default under, any of the terms and provisions of any agreement or instrument to which Executive is subject; and that this Amendment has been duly executed and delivered by Executive and is a valid and binding obligation in accordance with its terms. It is important that Executive completely understands the terms and conditions in this Amendment. Executive expressly acknowledges and represents that: (i) Executive is competent to execute this Amendment; (ii) the Company has advised Executive to consult with an attorney before signing this Amendment; and (iii) Executive is executing this Amendment voluntarily.

11.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

PRECISION INDUSTRIES, INC. By: ___/s/ Jon Isaac________________________ Name: Jon Isaac Title: President
EXECUTIVE Signature:_____/s/ Thomas Sedlak____________ Print Name: Thomas Sedlak